SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 1, 2008

Date of Report (date of earliest event reported)

FTI CONSULTING, INC.

(Exact name of Registrant as specified in its charter)

Maryland	000-14875	52-1261113
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification Number)

500 East Pratt Street, Suite 1500

Baltimore, Maryland, 21202

(Address of principal executive offices)

(410) 951-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 1, 2008, FTI Consulting, Inc., (“FTI”) completed its acquisition of Attenex Corporation (“Attenex”) by the merger of Ace Acquisition Corporation (“Merger Sub”), a Washington corporation and wholly-owned subsidiary of FTI Technology LLC (an affiliate of FTI), with and into Attenex (the “Merger”), in accordance with the Agreement and Plan of Merger, dated as of June 9, 2008 (the “Merger Agreement”), by and among FTI, Attenex, Merger Sub, and Richard B. Dodd and William McAleer, as the Shareholder Representatives.

The aggregate merger consideration payable by FTI to shareholders and holders of vested options of Attenex was approximately $88 million in cash. In addition, each unvested option to acquire Attenex common stock was converted into the right to receive, at the time such option would have otherwise vested under its original vesting schedule, an amount of cash equal to (a) the per share cash consideration payable to holders of Attenex common stock multiplied by the number of shares subject to such option minus (b) the aggregate exercise price for the number of shares subject to such option. Additionally, approximately $4.4 million of the merger consideration otherwise payable to the Attenex shareholders and optionholders will be held in escrow to secure indemnity obligations of the Attenex securityholders, pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to FTI’s report on Form 8-K filed on June 12, 2008 and incorporated herein by reference.

The Merger Agreement was included as an exhibit to FTI’s report on Form 8-K filed on June 12, 2008 to provide you with information regarding its terms. The Merger Agreement contains representations and warranties that the parties thereto made as of specific dates. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2008

FTI, INC.

/s/ Eric B. Miller
Eric B. Miller
Senior Vice President and General Counsel